
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
SEPTEMBER 30, 2000 BALANCE SHEET AND THE STATEMENT OF INCOME (LOSS) FOR THE NINE
MONTHS ENDED SEPTEMBER 30, 2000 INCLUDED IN THE COMPANY'S SEPTEMBER 30, 2000
10-Q AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH 10-Q.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                          10,911
<SECURITIES>                                         0
<RECEIVABLES>                                   26,757
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                38,794
<PP&E>                                         675,590<F1>
<DEPRECIATION>                                 363,833
<TOTAL-ASSETS>                                 363,538<F2>
<CURRENT-LIABILITIES>                           24,381
<BONDS>                                         20,000<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       235,646
<OTHER-SE>                                      48,197<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   363,538<F5>
<SALES>                                         76,351
<TOTAL-REVENUES>                                78,656
<CGS>                                                0
<TOTAL-COSTS>                                   47,211<F6>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 749
<INCOME-PRETAX>                                 30,696
<INCOME-TAX>                                    12,032
<INCOME-CONTINUING>                             18,664
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    18,664
<EPS-BASIC>                                       0.92
<EPS-DILUTED>                                     0.88

<F1>The Company accounts for gas and oil properties in accordance with Canadian guidelines on full cost accounting.
<F2>Deferred income taxes of $12,987 have been included in total assets.
<F3>Unsecured revolving credit facility with a syndicate of banks, fully revolving for 364 day periods with extensions at the option of the lenders upon notice from the Company. If not extended, the facility converts to term loans repayable over a period not exceeding four years. Advances under the facility bear interest at Canadian prime or US base rate, or at Bankers' Acceptance rates or LIBOR plus applicable margins.
<F4>Preferred shares of a subsidiary of $63,403 and retained earnings (deficit) of
$(15,206), have been combined in calculating other stockholders' equity.
<F5>Abandonment cost accrual of $9,382 and deferred income taxes of $25,932 have been included in total liabilities and stockholders' equity.
<F6>Production costs of $10,530, general and administrative expenses of $4,447, depletion and amortization of $32,234, have been combined in calculating total costs.

